Ex99-28

                                                                                              State of Delaware
                                                                                             Secretary of State
                                                                                       Division of Corporations
                                                                                 Delivered 08:07 PM  07/29/2003
                                                                                   FILED 07:25 PM ON 07/29/2003
                                                                                   SRV 030495699 - 3096098 FILE

                                           CERTIFICATE OF AMENDMENT

                                                      OF

                                         TORO ENERGY OF KENTUCKY, LLC

      1.       The name of the limited liability company is Toro Energy of Ohio, LLC.

      2.       The Certificate of Formation of the limited liability company is hereby amended as follows:

        That the  registered  office  of the  corporation  in the  State of  Delaware  is  hereby  changed  to
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle.

        That the registered agent of the corporation is hereby changed to THE CORPORATION  TRUST COMPANY,  the business address of which is identical to the aforementioned registered office as changed.

        IN WITNESS  WHEREOF,  the  undersigned  has executed this  Certificate of Amendment of Toro Energy of Ohio, LLC this 24th  day of July, 2003.

                                                              /s/ Kevin D. Cotter
                                                              Kevin D. Cotter
                                                              Authorized Person